UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 13, 2020

N1 Liquidating Trust
(Exact name of registrant as specified in its charter)

Maryland	000-54671	32-6497467
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 S. Flower St., 44th Floor, Los Angeles, CA		90071
(Address of principal executive offices)		(Zip Code)
(310) 282-8820
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.    Completion of Acquisition or Disposition of Assets.
On October 13, 2020, N1 Liquidating Trust (the “Trust”), through its subsidiary, N1 Hendon Holdings, LLC (“Holdco”), closed on the discounted payoff of a first mortgage loan with a principal amount of approximately $125.8 million (the “Loan”), in which the Trust held an $85.15 million junior participation interest (the “Junior Participation Interest”) and CFI Hendon Holdings, LLC, an affiliate of the Trust’s external manager (“CFI Holdings”), held a $40.6 million senior participation interest (the “Senior Participation Interest”), for a discounted amount of $33.0 million (the “DPO Amount”). Pursuant to the letter agreement (the “Letter Agreement”), dated as of September 25, 2020, by and between Holdco and CFI Holdings, Holdco received $3.3 million from the DPO Amount received at closing as well as accrued interest on the Junior Participation Interest from the last interest payment date through the closing.
Item 8.01.    Other Events.
The Junior Participation Interest was the Trust’s sole asset. The Trust expects to distribute the proceeds received from the discounted payoff, along with any remaining available cash following settlement of the Trust’s expenses and liabilities and reserves for payment of any remaining costs of the Trust, to the Trust’s unitholders on or around October 31, 2020. The Trust estimates that approximately $0.07 net per unit of beneficial interest will be distributed. This will represent the final disbursement of the unitholders’ interest in the Trust. The Trust expects that its existence will be terminated shortly following this distribution.
Item 9.01.    Financial Statements and Exhibits.
(b) Pro Forma Financial Information
N1 Liquidating Trust and Subsidiary Pro Forma Consolidated Financial Statements
(d) Exhibits.

Exhibit No.	Description
99.1	N1 Liquidating Trust and Subsidiary Pro Forma Consolidated Financial Statements

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2020	N1 LIQUIDATING TRUST
	By:	/s/ Frank V. Saracino
Frank V. Saracino
Chief Financial Officer

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